UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2010

STARBUCKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Washington	0-20322	91-1325671
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Utah Avenue South, Seattle, Washington 98134

(Address of Principal Executive Offices)

(206) 447-1575

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Starbucks Corporation (the “Company”) insider trading policy, Paula E. Boggs, the Company’s executive vice president, general counsel and secretary, entered into a selling plan on July 23, 2010. Under the selling plan, between August 27, 2010 and March 31, 2011, Ms. Boggs will sell a total of 169,018 shares of the Company’s common stock so long as the market price of the common stock is higher than a minimum threshold price specified in the plan. Up to 84,509 shares may be sold beginning August 27, 2010, and the remaining 84,509 shares of common stock may be sold beginning December 15, 2010.

Rule 10b5-1 permits an insider to implement a written prearranged trading plan entered into at a time when the insider is not aware of any material nonpublic information about the Company and allows the insider to trade on a one-time or regularly scheduled basis regardless of any material nonpublic information about the Company thereafter received by the insider.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

STARBUCKS CORPORATION
Dated: July 23, 2010

	By:	/s/ Sophie Hager Hume
Sophie Hager Hume
vice president, assistant general counsel and assistant secretary